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                                                                                                              Exhibit 11

                         RISCORP, INC. AND SUBSIDIARIES
                 Statement Re. Computation of Per Share Earnings
             For the three months ended September 30, 1997 and 1996
               (in thousands, except share and per share amounts)



                                                                                         1997                      1996
                                                                                     --------------          -----------------
                                                                                      (Unaudited)               (Unaudited)

Net (loss) income                                                                 $          (634)         $            312

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                       36,077,778                35,639,300
     Redemption contingency for CompSource acquisition                                         --                     8,246
     Redemption contingency for IAA acquisition                                           790,336                        --
     Common stock equivalents--assumed exercise of stock options                               --                 1,838,145
          Weighted average common and
             common share equivalents outstanding                                      36,868,114                37,485,691

Earnings per share                                                               $         (0.02)          $           0.01

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                                                                                                   Exhibit 11, continued

                         RISCORP, INC. AND SUBSIDIARIES
                 Statement Re. Computation of Per Share Earnings
        For the nine months ended September 30, 1997 and 1996 (Unaudited)
               (in thousands, except share and per share amounts)


                                                                                         1997                      1996
                                                                                     --------------          -----------------
                                                                                      (Unaudited)               (Unaudited)

Net income                                                                         $        3,810            $        9,301

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                       36,109,885                33,884,758
     Redemption contingency for CompSource acquisition                                    167,522                     6,222
     Redemption contingency for IAA acquisition                                           790,336                        --
     Common stock equivalents - assumed exercise of stock options                         263,922                 1,829,108
          Weighted average common and
             common share equivalents outstanding                                      37,331,665                35,720,088

Earnings per share                                                               $           0.10           $          0.26


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